Consent of Independent Auditors


                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Union National Financial Corporation of our report dated January 17, 1997, included in the 1996 Annual Report to Stockholders of Union National Financial Corporation.

     We also consent to the incorporation by reference in the Registration Statement (Registration No. 33-80093) of Union National Financial Corporation and in the related Prospectus of our report dated January 17, 1997, with respect to the consolidated financial statements of Union National Financial Corporation Incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                               /s/ Trout, Ebersole & Groff, LLP
                                               ---------------------------------
March 21, 1997                                 TROUT, EBERSOLE & GROFF, LLP
Lancaster, Pennsylvania                        Certified Public Accountants

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